Exhibit 10.4

                          THOROUGHBRED INTERESTS, INC.
                          Millennium STOCK OPTION PLAN

1.       ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

         Thoroughbred Interests, Inc. hereby establishes the THOROUGHBRED INTERESTS, INC. Millennium STOCK OPTION PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of Thoroughbred Interests, Inc. (the "Corporation") by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility.

         The Plan permits the granting of stock options, including non-qualified stock options and incentive stock options qualifying under Section 422 of the Code, in any combination (collectively, "Options").

2.       DEFINITIONS

         Under this Plan, except where the context otherwise indicates, the following definitions apply:

         (a) "Board" shall mean the Board of Directors of the Corporation.

         (b) "Change in Control" shall mean (i) any sale, exchange or other disposition of substantially all of the Corporation's assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Corporation is not the surviving or continuing corporation, or in which the Corporation's stockholders become entitled to receive cash, securities of the Corporation other than voting common stock, or securities of another issuer.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

         (d) "Committee" shall mean the Board or committee of Board members appointed pursuant to Section 3 of the Plan to administer the Plan.

         (e) "Common Stock" shall mean shares of the Corporation's common stock, $.001 par value.

         (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (g) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall be the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with

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respect to securities listed or admitted to trading on a national securities exchange or included for quotation on a system established by the National Association of Securities Dealers, Inc. ("Nasdaq System"), or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; and, provided further, that in the case of incentive stock options, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq System, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

         (h) "Grant Agreement" shall mean a written agreement between the Corporation and a grantee memorializing the terms and conditions of an Option granted pursuant to the Plan.

         (i) "Grant Date" shall mean the date on which the Committee formally acts to grant an Option to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

         (j) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Section 424(e) of the Code, or any successor thereto of similar import.

         (k) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

         (l) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (m) "Subsidiary" and "Subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto of similar import.

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3.       ADMINISTRATION

         (a) Procedure. The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee consisting of not less than two
(2) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term "Committee" as used herein shall be deemed to mean the Board.

         Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

         The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

         (b) Rule 16b-3 Requirements. The members of the Committee shall be both "non-employee directors" within the meaning of Rule 16b-3, and "outside directors" within the meaning of Section 162(m) of the Code. The Board shall take all action necessary to cause the Plan to be administered in accordance with the then effective provisions of Rule 16b-3, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 10 of the Plan.

         (c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Options under the Plan, prescribe Grant Agreements evidencing such Options and establish programs for granting Options. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

             (i) determine the eligible persons to whom, and the time or times at which Options shall be granted,

             (ii)  determine the types of Options to be granted,

             (iii) determine the number of shares to be covered by each Option,

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             (iv)  impose such terms, limitations, restrictions and conditions upon any such Option as the Committee shall deem appropriate,

             (v) modify, extend or renew outstanding Options, accept the surrender of outstanding Options and substitute new Options, provided that no such action shall be taken with respect to any outstanding Option which would adversely affect the grantee without the grantee's consent, and

             (vi) accelerate or otherwise change the time in which an Option may be exercised, in whole or in part, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Option following termination of any grantee's employment.

         The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee's sole and absolute discretion.

         (d) Limited Liability. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Option thereunder.

         (e) Indemnification. To the maximum extent permitted by law, the members of the Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

         (f) Effect of Committee's Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.       SHARES AVAILABLE FOR THE PLAN: MAXIMUM AWARDS

         Subject to adjustments as provided in Section 9 of the Plan, the shares of stock that may be delivered or purchased under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of 10,000,000 shares of Common Stock of the Corporation. The Corporation shall reserve said number of shares for Options to be awarded under the Plan, subject to adjustments as provided in Section 9 of the Plan. If any Option, or portion of an Option, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, the shares subject to such Option shall thereafter be available for further Options under the Plan unless such shares would not be deemed available for future Options pursuant to Section 16 of the Exchange Act.

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5.       PARTICIPATION

         Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Parent or Subsidiary of the Corporation, as may be selected by the Committee from time to time. To the extent necessary to comply with Rule 16b-3 or to constitute an "outside director" within the meaning of Section 162(m) of the Code, and only in the event that Rule 16b-3 or Section 162(m) of the Code is applicable to the Plan or an Option awarded thereunder, Committee members shall not be eligible to participate in the Plan while members of the Committee.

         Options may be granted to such eligible persons and for or with respect to such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Option made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Option to such person in that year or subsequent years.

6.       STOCK OPTIONS

         Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants non-qualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The Options granted shall be subject to the following terms and conditions.

         (a) Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the Option evidenced thereby and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

         (b) Price. The price per share payable upon the exercise of each Option ("exercise price") shall be determined by the Committee; provided, however, that in the case of incentive stock options, the exercise price shall not be less than 100% of the Fair Market Value of the shares on the date the Option is granted.

         (c) Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment of the exercise price shall be made in cash (or cash equivalents acceptable to the Committee) or by such other means as the Committee may prescribe. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Options.

         The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to:
(i) a brokerage firm designated by the Corporation to deliver promptly to the

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Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

         (d) Terms of Options. The term during which each Option may be exercised shall be determined by the Committee. In no event shall an Option be exercisable less than six months nor more than ten years from the date it is granted. Prior to the exercise of the Option and delivery of the shares certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding Option.

         (e) Restrictions on Incentive Stock Options. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any grantee in any calendar year under this or another plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options (taking Options into account in the order in which they were granted) shall be treated as non-qualified stock options. In such case, the Corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Corporation.

         The exercise price of any incentive stock option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such Option shall not exceed five years.

         (f) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time. No Option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

7.       WITHHOLDING OF TAXES

         The Corporation may require, as a condition to any exercise of an Option under the Plan or a Grant Agreement (hereinafter referred to as a "taxable vent"), that the grantee pay to the Corporation, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

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8.       TRANSFERABILITY

         To the extent required to comply with Rule 16b-3, and in any event in the case of an incentive stock option, no Option granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Option may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

9.       ADJUSTMENTS; BUSINESS COMBINATIONS

         In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Options may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Options made under the Plan, and in any other matters which relate to Options and which are affected by the changes in the Common Stock referred to above.

         In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate to effectuate the purposes of this Plan and to protect the grantees of Options, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any Option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option; and (iii) in any case where equity securities other than Common Stock of the Corporation are proposed to be delivered in exchange for or with respect to Common Stock of the Corporation, arrangements providing that any Option shall become one or more Options with respect to such other equity securities.

         In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant Agreement (i) each grantee shall have the right to exercise his Option at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act. Any Option not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date.

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10.      TERMINATION AND MODIFICATION OF THE PLAN

         The Board, without further approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Corporation if stockholder approval would be required for continued compliance with Rule 16b-3.

         The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Option in any manner to the extent that the Committee would have had the authority to make such Option as so modified or amended. No modification may be made that would materially adversely affect any Option previously made under the Plan without the approval of the grantee.

11.      NON-GUARANTEE OF EMPLOYMENT

         Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

12.      TERMINATION OF EMPLOYMENT

         For purposes of maintaining a grantee's continuous status as an employee and accrual of rights under any Options, transfer of an employee among the Corporation and the Corporation's Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

13.      WRITTEN AGREEMENT

         Each Grant Agreement entered into between the Corporation and a grantee with respect to an Option granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

14.      NON-UNIFORM DETERMINATIONS

         The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

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15.      LIMITATION ON BENEFITS

         With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16.      LISTING AND REGISTRATION

         If the Corporation determines that the listing, registration or qualification upon any securities exchange or upon any Nasdaq system or under any law, of shares subject to any Option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part and no restrictions on such Option shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Corporation.

17.      COMPLIANCE WITH SECURITIES LAWS

         The Corporation may require that a grantee, as a condition to exercise of an Option, and as a condition to the delivery of any share certificate, provide to the Corporation, at the time of each such exercise and each such delivery, a written representation that the shares of Common Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. The Corporation may also require that a grantee submit other written representations which will permit the Corporation to comply with federal and applicable state securities laws in connection with the issuance of the Common Stock, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee's ability to bear the economic risk of the grantee's investment. The Corporation may require that the grantee obtain a "purchaser representative" as that term is defined in applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable state securities laws. The Corporation may notify its transfer agent to stop any transfer of shares of Common Stock not made in compliance with these restrictions. Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of share certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or Nasdaq system upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee.

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18.      GOVERNING LAW

         The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Kentucky, without regard to its conflict of laws rules and principles.

19.      PLAN SUBJECT TO ARTICLES OF INCORPORATION AND BY-LAWS

         This Plan is subject to the Articles of Incorporation and By-Laws of the Corporation, as they may be amended from time to time.

20.      EFFECTIVE DATE; TERMINATION DATE

         The Plan is effective as of January 3, 2000, the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months of such date. Unless previously terminated, the Plan shall terminate on the close of business on January 3, 2010, ten years from the effective date. Subject to other applicable provisions of the Plan, all Options granted under the Plan prior to termination of the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.

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                                                                    EXHIBIT 10.5

                     INTERNET DOMAIN NAME PURCHASE AGREEMENT

         This Internet Domain Name Purchase Agreement ("Agreement") is made as of the 30th of September, 2000 ("Effective Date") by and between Thomas Larkin an individual ("Seller") and, Thoroughbred Interests, Inc., a Nevada corporation ("Buyer").

         WHEREAS, Seller is the current registrant listed in the records of Register.com or such other ICANN-recognized registrar of record ("RCOM") as the owner of the Internet domain name Thoroughbredsales.com ("Domain Name"); and

         WHEREAS, Buyer desires to purchase and acquire all right, title and interest of Seller in or associated with the Domain Name and Seller desires to transfer same to Buyer on the terms and conditions set forth herein;

         NOW, THEREFORE, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

         1. PURCHASE OF DOMAIN NAME. Seller agrees to sell, convey, assign and otherwise transfer to Buyer all of his right, title and interest in, to and associated with the Domain Name upon the terms and conditions set forth in this Agreement.

         2. CONSIDERATION. Buyer agrees to pay Seller as consideration for the Domain Name 25,000 shares of Buyer's common stock, par value $.001 (the "Shares"). The Buyer shall also be responsible for any registration fees charged by RCOM in connection with the transfer of the Name or the continued registration of the Name. Buyer and Seller agree to cooperate and to take all steps necessary to effect the transfer of the Domain Name and to otherwise achieve the goals contemplated by this Agreement.

         3. NO COMPETITION. Seller shall not challenge, interfere, solicit, encourage or assist others to challenge or otherwise interfere with Buyer's title, interest, right or use of the Domain Name. Seller will not himself, or enable or allow another to, take any action or refrain from any action or otherwise support any claim that may detrimentally affect the registrability, validity of or commercial value associated with the Domain Name, including the goodwill associated therewith.

         4. REPRESENTATIONS AND WARRANTIES.

Seller represents that:

         (i) Seller is the registrant listed in the records of RCOM as the owner of the registration of the Domain Name.

         (ii) Seller has not used and will not make or use any fraud, misrepresentation, or otherwise any false statement in the process of registration and maintenance of the registration of the Domain Name on or in connection with the transaction underlying this Agreement.

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         (iii) No fees are owing to RCOM or any government agency or other entity or party with regard to the registration of the Domain Name. Seller warrants that all registration fees to RCOM are current and shall remain so until close. Furthermore, Seller shall deliver under this agreement free, clear and marketable title to the Domain Name.

         (iv) Seller has not licensed or otherwise allowed or enabled the use of the Domain Name to any other person or entity, or granted any right with respect to the Domain Name to any other person or entity, that may, in any manner, restrict, impede or adversely effect Buyer's rights therein.

         (v) Seller has the authority and agrees to execute and deliver this Agreement and the Registrant's Name Change Agreement, as described below and any other document necessary to perfect the transaction contemplated herein.

         (vi) Seller has not obtained a trademark registration or filed any application to register a trademark with the US Patent and Trademark Office or other agency (domestic or foreign) of the Domain Name or any other mark confusingly similar to the Domain Name.

         (vii) To Seller's best information, ownership of registration of the Domain Name, and use of the Domain Name, do not infringe upon the rights of any third party.

Buyer represents and warrants that:

         (i)   it is duly authorized to execute and enter into this Agreement;

         (ii) it has all the resources necessary to complete the transaction contemplated herein and has the authority to commit such resources for the purpose of this transaction; and

         (iii) it has not and will not make any fraudulent or false statements or misrepresentations in connection with the transaction underlying this Agreement.

         5. REGISTRANT NAME CHANGE AGREEMENT. Within two (2) business days of receipt of this Agreement, fully executed by Buyer and Seller, the Buyer will execute and deliver to RCOM a Transfer Registrant Agreement for the Domain Name, in addition to providing domain name hosting and transfer information in a format acceptable to RCOM. Within two (2) business days thereafter, Seller shall execute and deliver all other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as may reasonably be deemed necessary or desirable in order to effectuate and confirm the transfer, conveyance and assignment to Buyer of registration of the Domain Name with RCOM, and Buyer shall deliver the Shares.

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         6. COVENANT. Buyer agrees to use its best efforts to register the
Shares issued to the Seller under the Securities Act of 1933, as amended, within 90 days of the date Buyer becomes a public reporting company under the Securities Exchange Act of 1934, as amended (the "Registration Date"). In the event that immediately preceding the Registration Date, the Shares shall have an aggregate value of less than $25,000 based upon the average closing sales price for the Shares during the prior thirty (30) days on the NASDAQ OTC Counter Bulletin Board market, the Buyer agrees to issue such number of additional shares of its common stock to the Seller as shall cause the total number of shares issued to the Seller to have an aggregate market value of no less than $25,000 as of that date and to use its best efforts to include such shares in its pending registration statement. In the event that immediately preceding the Registration Date, the Shares shall have an aggregate value of more than $25,000 based upon the average closing sales price for the Shares during the prior thirty (30) days on the NASDAQ OTC Bulletin Board market, the Seller agrees to return such number of additional Shares as shall cause the total number of shares issued to the Seller to have an aggregate market value of no more than $25,000 as of that date, and the Buyer shall be entitled to exclude such shares from its pending registration statement. Notwithstanding the foregoing sentence, in the event the Buyer does not become a public reporting company on or before January 1, 2001, Seller shall have the option of rescinding this Agreement.

         7. LIMITATION OF LIABILITY. Seller shall be responsible for any fees payable to any third party to effectuate the transfer of ownership and registration of the Domain Name, as contemplated under this Agreement, including, without limitation, any fees payable to RCOM in connection herewith. Each party may act in reliance upon any instructions, instrument or signature reasonably believed to be genuine. Each party may assume that any employee of the other who gives any written notice, request or instruction under this Agreement, has the authority to do so. No advice or information, whether oral or written, obtained by either party shall create any warranty or representation not expressly made in this Agreement with regard to the subject matter contemplated herein. EACH PARTY AGREES TO INDEMNIFY AND HOLD THE OTHER (INCLUDING ITS SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, HEIRS, ASSIGNS AND REPRESENTATIVES) HARMLESS FROM ANY CLAIM, DEMAND, COST, EXPENSE OR CHARGE, INCLUDING ATTORNEYS' FEES, MADE BY ANY THIRD PARTY ARISING FROM OR IN CONNECTION WITH THAT PARTY'S BREACH OF ANY OBLIGATION, REPRESENTATION OR WARRANTY PROVIDED FOR UNDER THIS AGREEMENT.

         8. ARBITRATION. Any controversy or claim arising out of or in connection with this Agreement or the breach thereof, shall be settled by arbitration in Jefferson County, Kentucky in accordance with the then-prevailing Rules of Commercial Arbitration of the American Arbitration Association, and judgment on the award granted by the arbitrator may be entered in any court having competent jurisdiction thereon. The parties agree that any such arbitration shall be held within thirty (30) days of first submitting the demand for arbitration, and unless all parties agree otherwise, the hearing shall not exceed one (1) day. Any ruling shall be issued by the arbitrator within two (2) days following the hearing.

9.       GENERAL.

         (i) This Agreement is personal, and no party may assign or transfer any of the rights or obligations hereunder without the express written consent of the others.

         (ii) This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky, excluding its conflict of laws provision. If any provision of this Agreement is held to be void or contrary to law, such provision shall be construed as nearly as possible to reflect the intention of the parties, with the other provisions remaining in full force and effect.

         (iii) This Agreement constitutes the complete and exclusive agreement between the parties regarding the subject matter hereof, and any and all previous representations, discussions and writings are merged and superseded by this Agreement. This Agreement may be modified only by a written document signed by all the parties hereto.

         (iv) Each party acknowledges that remedies at law may be inadequate to provide the other with full compensation in the event of a material breach of any of the provisions of this Agreement, and that the non-breaching party shall therefore be entitled to seek injunctive relief in the event of such material breach.

         (v) Buyer and Seller agree to use all appropriate good faith efforts to cause RCOM to register the Domain Name to Buyer as soon as practicable after the date of this Agreement. If such registration is not completed within sixty (60) days after the date of this Agreement, either party may, by written notice to the other, terminate this Agreement. After such termination, both parties shall use all appropriate good faith efforts to cause RCOM to maintain the registration of the Domain Name in Seller's name. Upon confirmation from RCOM that the Transfer Registrant Agreement has been withdrawn and that Seller is the registered owner of the Domain Name, all fees deposited shall be returned to Buyer, less any fees payable to any third parties, including, without limitation, any fees owing to RCOM.

         (vi) Both parties represent that they have full and complete authority to enter into this Agreement and perform his/its obligations hereunder and that all actions have been taken necessary to make this a valid and binding contract by the respective parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.

SELLER:

                  /s/ Thomas Larkin
                  -----------------------------------
                  Thomas Larkin


BUYER:            THOROUGHBRED INTEREST, INC.

                  By: /s/ James D. Tilton
                      -------------------------------
                  Name:    James D. Tilton, Jr.
                  Title:   President

                                                                    Exhibit 10.6

 ------------------------------------------------------------------------------

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                 JAMES D. TILTON

                                       AND

                          THOROUGHBRED INTERESTS, INC.

 ------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                           PAGE

1.   EMPLOYMENT PERIOD.......................................................1

2.   TERMS OF EMPLOYMENT.....................................................1
     (A)      POSITION AND DUTIES............................................1
     (B)      COMPENSATION...................................................1

3.   EARLY TERMINATION OF EMPLOYMENT.........................................4
     (A)      DEATH OR DISABILITY............................................4
     (B)      CAUSE..........................................................4
     (C)      GOOD REASON....................................................4
     (D)      TERMINATION FOR OTHER REASONS..................................5
     (E)      NOTICE OF TERMINATION..........................................5
     (F)      DATE OF TERMINATION............................................5

4.   OBLIGATIONS OF TII UPON EARLY TERMINATION...............................5
     (A)      ACCELERATING EVENT.............................................5
     (B)      GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY.........5
     (C)      DEATH..........................................................6
     (D)      CAUSE; OTHER THAN FOR GOOD REASON..............................7
     (E)      DISABILITY.....................................................7
     (F)      NONDISCLOSURE TO MEDIA.........................................7

5.   CHANGE IN CONTROL.......................................................7
     (A)      DEFINED........................................................7
     (B)      ACCELERATING EVENT.............................................8

6.   NONEXCLUSIVITY OF EXECUTIVE'S RIGHTS....................................8

7.   CONFIDENTIAL INFORMATION................................................8

8.   REMEDIES FOR EXECUTIVE'S BREACH.........................................9

9.   DISPUTE RESOLUTION......................................................9

10.  NO CONFLICTING OBLIGATIONS OF EXECUTIVE.................................9

11.  INDEMNITY OF EXECUTIVE..................................................9

12.  SUCCESSORS.............................................................10

13.  MISCELLANEOUS..........................................................10

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of January 3, 2000 between JAMES D. TILTON, JR., an individual (the "Executive"), and THOROUGHBRED INTERESTS, INC. ("TII"), a Nevada corporation, recites and provides as follows:

         WHEREAS, the Board of Directors of TII (the "Board") desires that TII retain the services of the Executive, and the Executive desires to remain employed with TII, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, TII and the Executive agree as follows:

         1. EMPLOYMENT PERIOD. TII hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment by TII, in accordance with the terms and provisions of this Agreement, for the period commencing on the date of this Agreement (the "Effective Date") and ending at midnight on December 31, 2002 (the "Employment Period").

         2.       TERMS OF EMPLOYMENT.

                  (A) POSITION AND DUTIES.

                  (i) During the Employment Period, the Executive shall serve as Chief Executive Officer, President & Secretary of TII and shall have such authority and perform such executive duties as are commensurate with these positions. The Executive's services shall be performed at TII's headquarters in Louisville, Kentucky.

                  (ii) During the Employment Period, and excluding any periods of vacation and leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of TII and, to the extent necessary to discharge the duties assigned to the Executive hereunder, to use the Executive's reasonable efforts to perform faithfully such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (a) serve as an executive officer and/or director of another company, (b) serve on corporate, civic, charitable, and professional association boards or committees, (c) deliver lectures or fulfill speaking engagements and
         (d) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of TII in accordance with this Agreement.

                  (B) COMPENSATION.

                  (i) Base Salary. During the Employment Period, the Executive shall receive a base salary ("Annual Base Salary"), which shall be paid in equal installments on a semi-monthly basis, at the annual rate of not less than Ninety Thousand Dollars ($90,000) per year for calendar year 2000, One Hundred Twenty Thousand Dollars ($120,000) for calendar year 2001, and One Hundred Eighty Thousand Dollars ($180,000) for calendar year 2002. During the Employment Period, the Annual Base Salary shall be reviewed at least annually by the Compensation Committee. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced and the term "Annual Base Salary" as used in this Agreement shall mean the Annual Base Salary as so increased. The Executive's Annual Base Salary shall not be less than the base salary paid to any other executive of TII during the term of this Agreement.

                  (ii) Short-Term Incentive Bonus. In addition to Annual Base Salary, the Executive shall participate in an annual incentive bonus plan. Such plan shall provide the Executive with the opportunity to earn a bonus based on satisfaction of performance criteria of EBITDA for TII as set out below.

                                                        Bonus Percentage
                      EBITDA                         of Annual Base Salary
                   ------------                      ---------------------
                   At least $1,000,000                        30%
                   At least $2,000,000                        50%
                   At least $4,000,000                       100%

         The bonus percentage for EBITDA performance between the levels stated above will be prorated. The bonus payable pursuant to this Section 2(b)(ii) for any fiscal year shall be paid to the Executive no later than the 30th day following the issuance of the audited financial statements of TII for such year.

                  (iii) Long-Term Incentives: Stock Options. The Executive shall receive a grant of incentive stock options pursuant to TII's Millennium Stock Option Plan ("Other Plan"), on Three Million (3,000,000) shares of TII common stock. The options shall have a term of ten (10) years (subject to earlier expiration as hereinafter provided), shall have an exercise price equal to 110% of the fair market value, as of the close of trading on the date of this Agreement, of the shares of common stock subject to such stock options, and shall vest and become exercisable immediately. To the extent not previously exercised, all such stock options shall expire 90 days following the Date of Termination (as hereinafter defined in Section 3(f)); provided, however, that the Executive, or his heirs or legal representatives in the event of the Executive's death, may exercise all or any part of such stock options as were exercisable as of the close of business on the Date of Termination for a period of two (2) years following such Date of Termination in the event an Accelerating Event (as hereinafter defined in Section 4(a)) occurs. Such stock options shall include a provision for adjustment in the option price to reflect any extraordinary distribution made with respect to the common stock during the term of the options. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, spinoff, a combination or exchange of shares or other transaction having a similar substantive effect, the number shares of stock subject to the stock options and the option price shall be equitably adjusted. Such stock options shall be evidenced by a written stock option award agreement between TII and the Executive, the terms of which shall be agreed to by the parties in good faith as soon as practical.

                  (iv) Long-Term Incentives: Other. During the Employment Period, the Executive shall be entitled to participate in long-term incentive plans and programs applicable generally to other peer executives of TII. Such participation shall commence with respect to TII's 2000 fiscal year.

                  (v) Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executive of TII.

                  (vi) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family and dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by TII (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of TII. In addition, TII shall pay up to $10,000 per year for premiums on life insurance policies on the Executive's life.

                  (vii) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all employment-related expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of TII as in effect generally from time to time after the Effective Date with respect to other peer executives of TII.

                  (viii) Fringe Benefits. During the Employment Period, the Executive and/or the Executive's family and dependents shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of TII as in effect generally from time to time after the Effective Date with respect to other peer executives of TII.

                  (ix) Office and Support Staff. During the Employment Period, the Executive shall be entitled to retain the same office as he currently uses with the same furnishings and other appointments, and to exclusive personal secretarial and other assistance, and to facilities and equipment, at least equal to the most favorable of the foregoing provided generally from time to time after the Effective Date with respect to other peer executives of TII.

                  (x) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of TII as in effect generally from time to time after the Effective Date with respect to other peer executives of TII, provided that the vacation will not be not less than four (4)weeks per year.

                  (xi) Employment Conditions. TII shall take all possible efforts to maintain the general working conditions for the Executive at TII as in existence prior to the date of this Agreement. The general working conditions include the ability of Executive to establish his own working hours, the current style of dress for employees, and other similar lifestyle matters.

         3.       EARLY TERMINATION OF EMPLOYMENT.

                  (A) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If TII determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of disability set forth below), it may give to the Executive notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with TII shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with TII on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by TII or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                  (B) CAUSE. TII may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) the conviction of the Executive for committing an act of fraud, embezzlement, theft or other act constituting a felony or the guilty or nolo contendere plea of the Executive to such a felony; or (ii) a material act of dishonesty or breach of trust on the part of the Executive resulting or intending to result directly or indirectly in material personal gain or enrichment at the expense of TII.

                  (C) GOOD REASON. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, in the absence of the consent of the Executive, a reasonable determination by the Executive that any of the following has occurred:

                  (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by TII which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by TII promptly after receipt of notice thereof given by the Executive; or

                  (ii) any failure by TII to comply with any of the provisions of this Agreement applicable to it, other than any isolated and insubstantial failure not occurring in bad faith and which is remedied promptly after notice thereof from the Executive.

                  (D) TERMINATION FOR OTHER REASONS. TII may terminate the employment of the Executive without Cause by giving notice to the Executive at least sixty (60) days prior to the Date of Termination. The Executive may resign from his employment without Good Reason hereunder by giving notice to TII at least sixty (60) days prior to the Date of Termination.

                  (E) NOTICE OF TERMINATION. Any termination shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below)is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice, unless otherwise required by Section 3(f)). The failure by the Executive or TII to set forth in the Notice of Termination any fact or circumstance shall not waive any right of the Executive or TII hereunder or preclude the Executive or TII from asserting such fact or circumstance in enforcing the Executive's or TII's rights hereunder.

                  (F) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated by TII for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any permitted later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by TII other than for Cause or Disability or by the Executive other than for Good Reason, the Date of Termination shall be the sixtieth (60th) day following the date of receipt of the Notice of Termination or any later date specified therein, as the case maybe, and (iii) if the Executive's employment is terminated by reason of the Executive's death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         4.       OBLIGATIONS OF TII UPON EARLY TERMINATION.

                  (A) ACCELERATING EVENT. As used in this Agreement, the term "Accelerating Event" shall mean any of the following: (i) the Executive's employment terminates under the circumstances described in Section 3(a), (ii) the Executive is discharged without Cause, (iii) the Executive resigns with Good Reason, or (iv) a Change in Control (as defined in Section 5(a)) occurs.

                  (B) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, TII shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

                  (i) TII shall pay to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (B) to the extent not theretofore paid, any annual bonus payable to the Executive for any prior completed fiscal year; (C) the product of (x) the largest annual bonus paid or payable to the Executive in respect of any of the three (3) fiscal years immediately preceding the fiscal year in which the Date of Termination occurs (the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;
         (D) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid; and (E) any accrued vacation pay, expense reimbursement and any other entitlements accrued by the Executive under
         Section 2(b), to the extent not theretofore paid (the sum of the amount described in clauses (A), (B), (C), (D)and (E) shall be hereinafter referred to as the "Accrued Obligations"); and

                  (ii) TII shall pay to the Executive in equal monthly installments beginning thirty (30) days following the Date of Termination an amount equal to the larger of (A) the sum of the Executive's Annual Base Salary and Highest Annual Bonus payable for the remaining term of this Agreement, or (B) the sum of the Executive's Annual Base Salary and Highest Annual Bonus payable for 12 months (without duty of mitigation); and

                  (iii) If an Accelerating Event involving the Executive's termination occurs within eighteen (18) months following the date of this Agreement, TII shall pay to the Executive an additional One Hundred Thousand Dollars ($100,000).

                  (iv) For the remainder of the Employment Period (as it would continue but for such early termination), or such longer period as any plan, program, practice or policy may provide, TII shall continue benefits to the Executive and/or the Executive's family and dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(viii) if the Executive's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of TII as in effect generally at any time thereafter with respect to other peer executives of TII and their families ("Welfare Benefit Continuation"). If the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits), the Executive shall be considered to have remained employed until the end of the Employment Period (as it would continue but for such early termination) and to have retired on the last day of such period.

                  (C) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination) and the timely payment or provision of the Welfare Benefit Continuation.

                  (D) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Accrued Obligations and the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid, all of which shall be paid in cash within thirty (30) days of the Date of Termination.

                  (E) DISABILITY. If the Executive's employment shall be terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligation to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of the Welfare Benefit Continuation. Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination. The Executive shall be entitled after the Disability Effective Date to receive disability and other benefits as in effect at the Disability Effective Date with respect to other peer executives of TII and their families.

                  (F) NONDISCLOSURE TO MEDIA. After the Date of Termination or the end of Employment Period, the Executive and TII agree that they will not discuss the Executive's employment and resignation or termination (including the terms of this Agreement) with any representatives of the media, either directly or indirectly, without the consent of the other party hereto.

         5.       CHANGE IN CONTROL.

                  (A) DEFINED. For purposes of this Agreement, a "Change in Control" of TII shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended(the "Act")), other than [the new majority owner] or any majority-owned subsidiary of [the new majority owner] becomes the "beneficial owner" (as defined in Rule 13-d under the Act) directly or indirectly, of securities representing more than fifty percent (50%) of the total voting power represented by TII's then outstanding voting securities; or

                  (ii) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of TII as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of TII); or

                  (iii) TII merges or consolidates with any other corporation after which a majority of the shares of the resulting entity are not held by the shareholders of TII prior to the merger, or TII adopts, and the stockholders approve, if necessary, a plan of complete liquidation of TII, or TII sells or disposes of substantially all of its assets.

         (B) ACCELERATING EVENT. A Change in Control shall be an Accelerating Event as defined in Section 4(a).

         6. NONEXCLUSIVITY OF EXECUTIVE'S RIGHTS. Except as provided in Sections 4(b)(iii), 4(c) and 4(e), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by TII or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with TII. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with TII at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7.       CONFIDENTIAL INFORMATION.

                  (A) The Executive shall hold in a fiduciary capacity for the benefit of TII all secret or confidential information, knowledge or data relating to TII or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by TII or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with TII, the Executive shall not, without the prior written consent of TII or except as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than TII and those designated by it. In no event shall an asserted violation of the provisions of this Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  (B) All records, files, memoranda, reports, price lists, customer lists, drawings, designs, proposals, plans, sketches, documents, computer programs, CAD systems, CAM systems, disks, computer printouts and the like (together with all copies thereof) relating to the business of TII, which Executive shall use or prepare or otherwise have in his possession in the course of, or as a result of, his employment hereunder shall, as between the parties hereto, remain the sole property of TII. Executive shall use such materials solely for the benefit of TII and shall not divulge any such materials other than in furtherance of TII's interests. Executive hereby agrees that he will return all such materials, including copies, to TII upon demand, or upon the cessation of his employment.

                  (C) Any termination of the Executive's employment hereunder or of this Agreement shall have no effect on the continuing operation of this
Section 7.

         8. REMEDIES FOR EXECUTIVE'S BREACH. In the event Executive violates any provision of Section 7 and such violation continues after notice thereof to the Executive and the expiration of a reasonable opportunity to cure, then TII may thereafter terminate the payment of any post-termination benefits hereunder, and TII will have no further obligation to Executive under this Agreement. The parties acknowledge that any violation of Section 7 can cause substantial and irreparable harm to TII. Therefore, TII shall be entitled to pursue any and all legal and equitable remedies, including but not limited to any injunctions.

         9. DISPUTE RESOLUTION. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement or any claim that TII has in any way violated the non-discrimination and/or other provisions of Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of1974, as amended; and, in general, any federal law or the law of the State of Kentucky. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the American Arbitration Association, and in a location mutually agreed to by the Executive and TII. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts. Notwithstanding the foregoing, in the event that a violation of the Agreement would cause irreparable injury, TII and the Executive agree that in addition to the other rights and remedies provided in this Agreement (and without waiving their rights to have all other matters arbitrated as provided above) the other party may immediately take judicial action to obtain injunctive relief.

         10. NO CONFLICTING OBLIGATIONS OF EXECUTIVE. Executive represents and warrants that he is not subject to any duties or restrictions under any prior agreement with any previous employer or other person, and that he has no rights or obligations except as previously disclosed to TII which may conflict with the interests of TII or with the performance of the Executive's duties and obligations under this Agreement. Executive agrees to notify TII immediately if any such conflicts occur in the future.

         11. INDEMNITY OF EXECUTIVE. TII shall indemnify and defend the Executive against all claims relating to the performance of his duties hereunder to the fullest extent permitted by TII's Articles of Incorporation and Bylaws, the relevant provisions of which shall not be amended in their application to the Executive to be any less favorable to him than as at present, except as required by law.

         12. SUCCESSORS.

                  (A) This Agreement is personal to the Executive and without the prior consent of TII shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (B) This Agreement shall inure to the benefit of and be binding upon TII and its successors and assigns.

                  (C) TII will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of TII to assume expressly and agree to perform this Agreement in the same manner and to the same extent that TII would be required to perform it if no such succession had taken place. As used in this Agreement, "TII" shall mean TII as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         13. MISCELLANEOUS.

                  (A) This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (B) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier to such address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (C) In the event of a dispute arising out of this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys' fees and costs incurred with respect to obtaining such remedy from the other party.

                  (D) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (E) TII may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (F) The Executive's or TII's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or TII may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, TII has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                    COMPANY:

                                    THOROUGHBRED INTERESTS, INC.


                                    By: /s/ James D. Tilton
                                        James D. Tilton, Jr., President

                                    EXECUTIVE:

                                    /s/ James D. Tilton
                                    James D. Tilton, Jr.

                                                                    EXHIBIT 10.7

                   THE 125-127-129 SOUTH 6th STREET BUILDING

                              127 South 6th Street
                           Louisville, Kentucky 40202

         THIS LEASE dated this November 11, 1999 between GOODSHAPE LLC, hereinafter referred to as "LANDLORD", and Jim D. Tilton, Jr., hereinafter referred to as "TENANT".

1. GRANT

         The Landlord leases to the Tenant and the Tenant leases from the Landlord upon the conditions and agreements set forth herein the following described premises (hereinafter called "the Premises"). Approximately 1865 SF on the first floor of the building located at 127 South 6th Street, Louisville, Kentucky 40202, herein, the "Building".

2. PREMISES

2.01 Tenant's taking possession of the Premises shall be deemed a conclusive acknowledgment by Tenant that the Premises are in good and tenable condition and acceptable for Tenant's use as provided in this Lease.

2.02 In addition to the Premises, Tenant shall have the right to the non-exclusive use, during such tenancy, of the following facilities provided by
Landlord: (a) the public entrances to, and main floor lobby in the Building; (b) the passenger elevator and stairways serving the Building; (c) the restrooms on the lower level. With the exception of the foregoing, Tenant has no rights with respect to the Building.

3. TERM

3.01 The term of this Lease shall be for a period of five (5) years from commencement date ____________.

3.02 Option to Renew: So long as Tenant is not in default under the terms and conditions of this Lease, then the Tenant shall be given one (5) year option to extend the term of this Lease, as set forth in "Exhibit A" of this Lease.

3.03 If the option, granted above, is exercised all other terms and conditions in this Lease shall be unaltered and remain in full force and effect, except for the rental payments, as provided for in exhibit "A".

3.04 So long as lessee is not in default of this lease, then this lease automatically renews unless lessee notifies Lessor on or before 60 days of the final year prior to the termination of the then existing term.

4. RENT

         Tenant shall pay to Landlord, without demand, at Landlord's office in the Building or at such other place as Landlord may from time to time designate, rental as outlined in Exhibit "A" of this Lease, initialed by the parties and made a part hereof, in advance on the first day of each calendar month during the term hereof or any period prior or subsequent thereto while (with Landlord's consent) Tenant is in possession of the Premises.

5. SECURITY DEPOSIT

         No security deposit is required under this Lease. Upon execution of this lease by both parties Tenant will pay the 1st and 60th months rent.

6. USE

         The Premises are to be used only for the purpose of conducting therein general office functions, and for no other business or purpose without the prior written consent of Landlord. Tenant shall not do or permit to be done in or about the Premises anything which is illegal or unlawful, or which is of a hazardous or dangerous nature; or which will increase the rate(s) of insurance upon the Building. Tenant shall comply with all governmental laws and ordinances and all regulations applicable to the use and occupancy of the Building.

7. SERVICES TO BE PROVIDED

         Landlord shall furnish elevator service and maintenance as provided in
Section 8 hereof, to the building during the times and in the manner that Landlord deems reasonably necessary and appropriate for the furnishing of the services in the Building. Landlord shall not be liable for any injury, damage, inconvenience or otherwise which may arise or result should the furnishing of any such services be interrupted or prevented by fire, accident, strike, riot, act of God, the making of necessary repairs or improvements, or any other cause beyond the control or prevention of Landlord, subject only to the provisions of Paragraph 10 of this Lease.

8. MAINTENANCE AND REPAIR: ALTERATIONS

8.01 Landlord shall at its expense keep in good order, condition and state of repair the structural portions of the building, including roof and common areas; the plumbing, and electrical service to the Premises, and the facilities provided by Landlord under the provisions of Section 2.02 above; provided that Tenant shall reimburse Landlord upon demand for the cost of repairing any damage to the Premises, the Building or the facilities caused by the deliberate act or negligence of Tenant or its employees, agents or invitees. Tenant shall at its expense keep in good order, condition and state of repair, all portions of the Premises with the exception of those to be maintained and repaired by Landlord under the foregoing provisions. In the event Tenant fails to comply with the requirements of the foregoing sentence, Landlord may effect such maintenance and repair and the cost thereof, with interest at fifteen percent (15%) per annum, shall be immediately payable to Landlord as additional rent.

8.02 Tenant shall not make any alterations, additions or improvements to the Premises without first obtaining Landlord's prior written consent. Landlord may make any repairs, alterations or improvements which Landlord may deem necessary for the preservation, safety or improvement of the Premises or the Building; provided however, that in so doing Landlord shall not unreasonably interfere with Tenant's use and occupancy of the Premises. All alterations, additions and improvements made by Tenant shall become the property of Landlord upon the making thereof and shall be surrendered to Landlord upon expiration of this Lease.

9. RULES & REGULATIONS

         The rules and regulations attached hereto shall be and are hereby made a part of this Lease. Tenant covenants and agrees that it and its employees, agents and visitors will occupy and use the Premises in strict conformity thereto and at all times observe, perform and abide by these rules and regulations, as the same may be amended from time to time by Landlord, and that any violation thereof will be a breach of this Lease at the option of Landlord.

10. ACCESS

Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times for the purpose of cleaning, inspecting, repairing, altering or improving the Premises or the Building. It is understood that under the foregoing provision and undeer the provisions of Section 8 above, Landlord has the right to enter into and upon the Premises in connection with the improvement of and the providing of services to other rentable space in the Building including but not being limited to the floor immediately above and below the floor on which the Premises are located. Landlord shall have the right to show the Premises to prospective tenants during the ninety (90) day period prior to the expiration of the term of this Lease or any extension hereof; and shall have the right at all reasonable times to show the Premises to prospective purchasers of and lenders on the Building.

11. DAMAGE OR DESTRUCTION

11.01 In the event the Premises are damaged or destroyed by fire, earthquake or any other casualty to such an event as to render the same untenantable in whole or in substantial part, Tenant shall give Landlord immediate notice of the occurrence of any such casualty. Unless Landlord, within sixty (60) days after receipt of such notice, notifies Tenant of its election to repair or to restore the Premises, this Lease shall terminate at the end of such sixty (60) day period. If Tenant shall not be in default under this Lease, then Tenant's liability for rent shall cease as of the day following the casualty and any rent paid by Tenant in advance and not yet earned as of the date of termination shall be refunded to Tenant. If Landlord elects to so repair or restore the Premises, and the Premises are capable of being repaired or restored within a reasonable period of time, the rent shall be abated during the period of repair or restoration.

11.02 In the event the Premises are damaged or destroyed by fire, earthquake or any other casualty to such an extent that the Premises shall be rendered untenanable only in part, then Landlord shall promptly as its own expense repair and restore the Premises. The rent shall be abated proportionately as to the portion of the Premises rendered untenanable from the day following the casualty until the completion of the repair and restoration.

11.03 If the leased Premises shall be damaged by fire, earthquake or any other casualty but are not thereby rendered untenanable in whole or in part, then Landlord shall promptly at its own expense repair and restore the Premises. The rent shall not be abated.

12. INDEMNITY AND TENANT INSURANCE

12.01 Tenant shall indemnify and hold Landlord harmless from all loss, damage, liability or expense resulting from any injury to or death of any person, or any loss of or damage to any property, caused by or resulting from any act of omission of Tenant or any officer, agent, employee, guest, invitee or visitor of Tenant in or about the Premises or the Building, but the foregoing provision shall not be construed to make Tenant responsible for injuries to third parties caused by the negligence of Landlord or any agent or employee of Landlord. Landlord shall not be liable for any injury to or the death of any person, or any loss of or damage to property, sustained by Tenant, or by any other person(s) whatsoever, which may be caused by the Building or the Premises or any appurtenances thereto or thereof being out of repair, or by the bursting or leakage of any water, gas, sewer, or steam pipes, or by theft or by any any or neglect of any tenant or occupant of the Building, or of any other person, or by any other cause of whatsoever nature.

12.02 Tenant covenants and agrees that it will carry and maintain during the term hereof, at Tenant's sole cost and expense, bodily injury insurance with limits of not less than One Million Dollars ($1,000,000.00) per occurrence. Such bodily injury liability6 insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury or to death of persons and loss of or damage to property contained herein, and shall name Landlord as an additional insured.

12.03 Certificates of such policies shall be delivered to Landlord within ten
(10) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of each such policy. Such policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recovery thereunder for any loss occasioned to it, its servants, agents and employees by reason of the negligence of

Tenant. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days notice in writing in advance of any cancellation or lapse of the effective date of any reduction in the amounts of insurance.

12.04 Tenant covenants and agrees that it will carry and maintain during the term hereof at Tenant's sole cost and expense casualty insurance covering damage by fire and the usual extended coverage clauses and also including theft and vandalism coverage insuring Tenant's fixtures and personal property to the extent of the full insurable value thereof. Certificates of such policies shall be delivered to Landlord within ten (10) days after delivery of possession of Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of each such policy.

13. WAIVER OF SUBROGATION

         Landlord and Tenant each releases and relieves the other and on behalf of its insurer(s) waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion, or any other perils generally described in "extended coverage" insurance endorsements used in Louisville which occur in, on or about the Building and/or the Premises, whether due to the negligence of such other party, its agents or employees, or otherwise. This section is not intended or meant to limit or change any rights of subrogation that Landlord's and Tenant's insurance companies may have."

14. LIENS

         Tenant will keep the Premises and Building free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it.

15. ASSIGNMENT; SUBLETTING; MORTGAGING

         Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Tenant's interest in this Lease, or sublet the Premises or any part thereof without first obtaining in each and every instance Landlord's prior written consent, which shall not be unreasonably withheld, and if any such assignment, transfer, mortgage or encumbrance is made with the consent of Landlord, Tenant shall nevertheless remain liable to landlord for payment of rent according to the terms hereof and for due performance of all the terms, covenants and conditions of this Lease. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation, or any change in ownership of, or power to vote the majority of its outstanding voting stock shall constitute an assignment for the purposes of this paragraph. If consent is once given by Landlord to any such assignment or subletting, such consent shall not operate as a waiver of the necessity for obtaining Landlord's consent to any subsequent assignment or subletting. Tenant may sublease individual offices without Landlord's permission.

16. ESTOPPEL CERTIFICATE

         Tenant shall at any time and from time to time executive, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect (or if there has been any modification hereof that the same is in full force and effect as modified and stating the nature of the modification or modifications); (b) that to the best of its knowledge Landlord is not in default under this Lease (or if any such default exists the specific nature and extent thereof); and (c) the date to which rent and other charges have been paid in advance, if any.

17. FIXTURES AND PERSONAL PROPERTY; SURRENDER

17.01 Upon the termination of this Lease, Tenant shall surrender to Landlord the Premises (including, without limitation, all buildings, apparatus and fixtures, except trade fixtures and furniture installed by Tenant, then upon the Premises) in good condition and repair, reasonable wear and tear and damage not caused by Tenant or its agents, employees, guests, invitees or visitors excepted, and all alterations, improvements, additions, machinery and equipment which may be made or installed from time to time by either party hereto, in, upon or about the Premises (except trade fixtures and furniture installed by Tenant) shall be the property of Landlord, and upon any such termination, shall be surrendered to Landlord by Tenant without any injury, damage or disturbance thereto or payment therefor. Landlord's said property shall include but not be limited to all lighting fixtures and fluorescent tubes and bulbs, and all hard wall partitions (whether removable or otherwise).

17.02 Trade fixtures, furniture and other personal property installed or placed in the Premises at the cost of Tenant shall be the property of Tenant unless otherwise specified in this Lease and Tenant shall remove the same prior to the termination of this Lease. Tenant shall at its own cost and expense completely repair any and all damage to the Premises resulting from or caused by such removal. If Tenant fails to remove any of such property, Landlord may at Landlord's option retain all or any of such property and title thereto shall thereupon vest in Landlord, or Landlord may remove from the Premises and dispose of in any manner all or any of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition, and the cost of repair of any and all damage to the Premises resulting from or caused by such removal.

18. INSOLVENCY, ETC.

         In the event Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, then Landlord at its option may immediately cancel this Lease by notice to Tenant to that effect.

19. REMEDIES

19.01 A late charge of $100.00 shall apply to each monthly rental payment received after five (5) days late. If at any time Tenant shall fail to remedy any default in the payment of any sum due under this Lease for twenty (20) days after notice by Landlord, or fail to remedy any default with respect to any of the other provisions, covenants or conditions of this Lease to be kept or performed by Tenant within twenty (20) days, then Landlord shall have all such rights and remedies as are provided by law in respect of such default, including, at Landlord's election, the right to terminate this Lease. Landlord may give verbal notice.

19.02 Landlord shall in no event be in default in the performance of any of its obligations in this Lease contained unless and until Landlord shall have failed to perform such obligation within twenty (20) days, or such additional time as is reasonably required to correct any such default after notice by Tenant is received by Landlord, properly specifying wherein Landlord has failed to perform any such obligation.

20. NON-WAIVER OF DEFAULTS

         No waiver of any default by Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. The acceptance by Landlord of rent with knowledge of the breach of any of the covenants of this Lease by Tenant shall not be deemed a waiver of any such breach. One or more waivers of any breach of any covenant, term or conditions of this Lease shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

21. NON-PERFORMANCE BY TENANT


         If Tenant shall default in the performance of any covenant on its part to be performed by virtue of any provision of this Lease, Landlord may, after written notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this Lease, perform the same for the account of Tenant. If Landlord, at any time, is compelled to pay or elects to pay any sum of money or do any acts which would require the payment of any sum of money by reason of the failure of Tenant after any notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this Lease, to comply with any provisions of this Lease, or if Landlord is compelled to incur any expense, including reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord with interest at the rate of fifteen percent (15%) per annum from the date paid until the date repaid by Tenant, plus costs and damages, shall be deemed to be additional rental hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses, except as otherwise herein specifically provided. If Tenant is compelled to incur any expense, including reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Landlord hereunder and if Tenant is successful in such litigation, the sum or sums so paid by Tenant with interest at the rate of fifteen percent

(15%) per annum from the date paid until the date repaid to Tenant, plus costs and damages, shall be due and payable from Landlord to Tenant on the first day of the month following the incurring of such expense, provided, that any sum or sums due and payable from Landlord to Tenant, pursuant to the provisions of this paragraph, shall in no event be treated as an offset against the rent due and payable under the Lease.

22. HOLD OVER TENANCY

         If (without the execution of a new Lease or written extension and with the consent of Landlord) Tenant shall hold over after the expiration of the term of this Lease, it shall be deemed to be occupying the Premises as a tenant from month to month, which tenancy may be terminated as provided by law. During such tenancy Tenant agrees to pay to Landlord 200% of the previous terms rent as agreed upon, and to be bound by all of the terms, convenants and conditions as herein specified, as far as applicable; provided, however, that if Tenant fails to surrender the Premises upon the termination of this Lease, in addition to any other liabilities to Landlord arising therefrom Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including any claims made by any succeeding tenant founded on such failure.

23. NOTICES

         Wherever in this Lease it shall be required or permitted that notice, approval, advice, consent or demand be given or served by either party to this Lease, to, or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and forwarded by certified or registered mail addressed as follows:

               To Landlord:   Goodshape LLC
                              c/o Richard Shapero
                              125 S. 6th Street
                              Louisville, Kentucky 40202

               To Tenant:     Mr. Jim Tilton
                              127 S. 6th Street
                              Louisville, KY 40202

Either party may change such address by written notice by certified or registered mail.

24. RIGHTS RESERVED BY LANDLORD

24.01 Landlord shall have the sole and exclusive right to designate (and from time to time, in its discretion, redesignate) the name, address, number and/or designation of the Building and interior spaces.

24.02 Tenant shall not, without Landlord's prior written consent, use the name, picture or representation of the Building, or words to that effect, (except as Tenant's address).

25. CONDEMNATION

         If the whole or any part of the Building shall be acquired or condemned by eminent domain for any public or quasi public use or purpose then the term of this Lease shall, at the option of Landlord, cease and terminate from the date of title vesting in such proceeding. If Landlord does not elect to so terminate this Lease, then if any part of the Premises shall be taken, this Lease shall terminate as to the part so taken on the day when Tenant is required to yield possession thereof. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition, and the minimum rental shall in such event be reduced proportionately as to the portion of the Premises so taken. All compensation awarded for such taking of the fee and the Leasehold shall belong to and be the property of Landlord; provided, however, that Tenant shall be entitled to any portions of the award made to Tenant for loss of business, moving expenses and for the cost of removal of stock and fixtures, Landlord not being entitled to any of such portions of the award. Landlord may elect to allow these sums to be paid directly to tenant or landlord may pay these sums to tenant.

26. MISCELLANEOUS PROVISIONS

26.01 The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises and in the event of any transfer or transfers of the title to the Premises, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, however, such released grantor shall remain liable for all acts or omissions occurring prior to such conveyance and for all prepaid rent, if any, hereunder.

26.02 The captions of the Articles of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

26.03 The terms "Landlord" and "Tenant" wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine, and if there be more than one, the obligations hereof shall be joint and several.

26.04 The word "person" and the word "persons" wherever used in this Lease shall both include individuals, partnerships, firms, associations and corporations or any other form of business entity. In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease Agreement as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, in the event that the Tenant named in this Lease Agreement shall be a partnership or other business association the members of which are, by virtue of statute or general law, subject to personal liability, then, and in that event, the liability of each such member shall be deemed to be joint and several.

26.05 The various rights, options, elections, powers, and remedies contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which either party might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by such party shall not impair its right to any other right or remedy until all obligations upon the other party have been fully performed.

26.06 Time is of the essence with respect to the performance of each of the covenants and agreements under this Lease.

26.07 Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors and assigns, subject at all time, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering or subletting of all or any part of Tenant's interest in this Lease. Tenant can take out a life insurance policy making Goodshape and his wife beneficiaries as their interest appear for Goodshape to recover unpaid rent.

26.08 This Lease shall be interpreted in accordance with the law of the Commonwealth of Kentucky.

26.09 This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Premises and Tenant's licensed use of the Building and the other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements of this Lease cannot be altered, changed, modified or added to except in writing signed by the Landlord and Tenant. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on Landlord's behalf, either orally or in writing (except this Lease), has induced Tenant to enter into this Lease.

27. DISPUTES

         In the event the parties disagree with respect to the terms and conditions herein and/or interpretation of this lease the parties agree to go to mediation and if that doesn't work, arbitration at either parties' option. The parties shall, within three (3) working days of any dispute notify the other that they wish to go to mediation and/or arbitration. The parties shall agree upon a mediator or arbitrator or they will each pick someone and those two will pick the mediator or arbitrator.

Any provisions or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

Except with respect to those conditions, convenants and agreements of this Lease which by their nature could only be applicable after the commencement of, during or throughout the term of this Lease, all of the other conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of executive of this Lease.

IN TESTIMONY WHEREOF, witness the signatures of Landlord and Tenant

                              LANDLORD: GOODSHAPE LLC

                              BY: /s/ James B. Goodman
                              ------------------------
                              James B. Goodman
                              Member

                              TENANT: JIM D. TILTON JR.

                              BY: /s/ Jim D. Tilton Jr.
                              -------------------------
                              TITLE: Principal
                              DATE: 11/12/99

                                  EXHIBIT "A"

         Tenant will pay a base rent of $26,110.98 per annum; $2,175.84 per month for approximately 1,865 square feet on the first floor. This rent shall include all services as described in this Lease.

         This Lease will increase the base rent by $0.35 p.s.f. every year after year 3 during the term of this lease and during the 5 year option period.

                                   GOODSHAPE
                              RULES AND REGULATIONS

         Tenant agrees to observe the reservations to Landlord in paragraph 6 of the Lease and agrees, for itself; its employees, agents, clients, customers, suppliers, invitees and guests, to comply with the following rules and regulations and with such subsequent modifications thereof and additions thereto as Landlord may make as provided herein. All terms used herein shall have the same meaning as in the Lease.

         1. Any sign, lettering, picture, notice or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and only in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building, except directory in lobby of building (any lettering to be installed by Landlord only, at Tenant's expense).

         2. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the Building or its address of Tenant, or use any picture of likeness of the Building or any name which the building may from time to time be known, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without Landlord's prior express written consent.

         3. Tenant shall not place any radio or television antenna on the roof or on or in any part of the inside of the Building other than the inside of the Premises; or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises.

         4. Tenant, its employees, agents and visitors shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building, Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridor, or from the exterior of the

Building, and will promptly remove same upon notice from Landlord.

         5. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on the elevator any item normally taken in or out through the basement or service doors or in or on the stairways; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store any thing in, or obstruct in any way, any passageway, exit, stairway or elevator. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by Building employees, from the Premises directly to a location outside the Building at or about the time arranged for removal therefrom.

         6. Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waives or disturbances, or create odors, any of which may be offensive to other tenants and occupants of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.

         7. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within Tenant's use of the Premises specified herein.

         8. Tenant shall not waste electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the heating and air conditioning systems, and shall refrain from attempting to adjust any controls other than room thermostats and timers installed for Tenant's use. Tenant shall keep public corridor doors closed.

         9. Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

         10. Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes doors locked and other means of entry to the Premises closed and secured.

         11. Peddlers, solicitors and beggars shall be reported to the office of the Landlord (see paragraph 20 of Lease).

         12. All bulbs and fluorescent lighting tubes in leased space will be replaced and paid for by Tenant. Tenant shall not install and operate machinery or any mechanical or electrical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord. Electric space heaters or similar devices are prohibited.

         13. No person or contractor not employed or approved in writing by the Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in or about the Premises.

         14. Tenant shall not cook in the Building, except for a coffee maker and microwaved foods, however, any cooking which causes odors that Landlord or other Tenants find objectionable shall be prohibited.

         15. In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to either terminate this Lease or to require Tenant to, make immediate payment for the whole of the increased insurance premium.

         16. Tenant shall comply with all applicable federal, state and municipal laws, ordinances, and regulations and building rules, and shall not directly or indirectly make or continue any use of the Premises which may be prohibited by any thereof or which shall increase the cost of insurance or require additional insurance coverage.

         17. If Tenant desires signal, communication, alarm or a utility or service connection installed or changed, the same shall be made at the expense of Tenant, and only with prior written approval and under direction of Landlord. The work necessary to make any alterations, improvements or additions to the Premises to which the Landlord may consent pursuant to the Lease shall be done by employees of or contractors employed by the Landlord or, with Landlord's consent in writing given prior to letting of contract, by contractors or licensed electricians or plumbers employed by Tenant but in each case only upon written contract approved in writing by Landlord, and subject to all conditions Landlord may impose. Tenant shall promptly pay to Landlord or to Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof and upon completion, deliver to Landlord, if payment is made directly to Tenant's contractors, evidence of payment and waivers of all liens for labor, services, materials, and hold Landlord harmless from all costs, damages, liens and expenses related thereto.

         18. No bicycle or other vehicles, and no animal shall be brought into the Building.

         19. Landlord reserves the right to make other rules and regulations as in its judgment may from time to time be needful for the safety, care and cleanliness of the Premises or the building, and for the preservation of good order therein, which shall, with the approval of Tenant, be binding upon Tenant with same force and effect as if set forth herein at the time of execution of the Lease.

                                                                          TENANT

By: /s/ Jim D. Tilton, Jr.
--------------------------
Jim D. Tilton, Jr.

Date: 11/12/99

                            SCHEMATIC OF FLOOR PLAN

                                                                    Exhibit 10.8

                          PLEDGE AND SECURITY AGREEMENT

         PLEDGE AND SECURITY AGREEMENT dated as of October 31, 2000, made by Thoroughbred Interests, Inc., a Nevada corporation (the "Pledgor"), in favor of James D. Tilton (the "Secured Creditor").

         WHEREAS, the Secured Creditor has agreed to make a loan (the "Loan") to the Pledgor in the aggregate principal amount of $300,000.00, which will be evidenced by a Secured Note, dated the date hereof, by Pledgor to the order of the Secured Creditor in the principal amount of the Loan (the "Note"); and

         WHEREAS, it is condition precedent to the making of the Loan by the Secured Creditor that the Pledgor shall have executed and delivered to the Secured Creditor a pledge and security agreement providing for the pledge and grant to the Secured Creditor of security interest in the Pledgor's interest in part of its assets;

         NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Secured Creditor to make the Loan, the Pledgor hereby agrees with the Secured Creditor as follows:

         SECTION 1. Definitions. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of Kentucky and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges, assigns and grants to the Secured Creditor a security interest in, the Pledgor's right, title and interest in certain thoroughbreds, all as described in Exhibit "A" (the "Pledged Collateral"). The Pledgor represents and warrants that it is the sole owner of the Pledged Collateral as set forth on Exhibit A and, to the best of its knowledge, that there are no other liens or encumbrances on such Pledged Collateral.

         SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

         (a) the prompt payment by the Pledgor, as and when due and payable, of all amounts owing by it in respect of the Loan and the Note; and

         (b) the due performance and observance by the Pledgor of all of its other obligations from time to time existing under this Agreement.

         SECTION 4. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding, the Pledgor will, unless the Secured Creditor shall otherwise consent in writing:

         (a) keep adequate records concerning the Pledged Collateral and permit the Secured Creditor or any agents or representatives thereof at any reasonable time and from time to time to examine and make copies of and abstracts from such records;

         (b) at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Secured Creditor may request in order to (i) perfect and protect the security interest created hereby; (ii) enable the Secured Creditor to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral; or (iii) otherwise effect the purposes of this Agreement; and

         (c) not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby.

         SECTION 5.  Additional Provisions Concerning the Pledged Collateral.

         (a) The Pledgor hereby authorizes the Secured Creditor to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

         (b) The Pledgor hereby irrevocably appoints the Secured Creditor the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Secured Creditor's discretion, to take any action and to execute any instrument which the Secured Creditor may deem necessary or advisable to accomplish the purpose of this Agreement.

         SECTION 6. Remedies Upon Default. If any Event of Default under the Note shall have occurred and be continuing:

         (a) The Secured Creditor may, exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all of the rights and remedies of a secured party on default under the Code then in effect in the State of Kentucky, and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale at such price or prices and on such other terms as the Secured Creditor may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Creditor shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Creditor may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) All cash proceeds received by the Secured Creditor in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Secured Creditor, be held by the Secured Creditor as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Creditor against, all or any part of the Obligations pro rata as to the principal amount of the Loan and the Note. Any surplus of such cash or cash proceeds held by the Secured Creditor and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such person as may be lawfully entitled to receive such surplus.

         (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Creditor is legally entitled, the Pledgor shall remain liable for the deficiency and the Secured Creditor shall retain all rights to collect on such Obligations provided by applicable law.

         SECTION 7. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telegraphed or delivered, if to the Pledgor, to it at 127 S. 6th Street, Louisville, Kentucky 40202; and if to the Secured Creditor, to it at 127 S. 6th Street, Louisville, Kentucky 40202; or as to any of such parties at such other address as shall be designated by such parties in a written notice to the other parties hereto complying as to delivery with the terms of this Section 7. All such notices and other communications shall be effective (i) if mailed, when deposited in the mails,
(ii) if telegraphed, when delivered to the telegraph company, or (iii) if delivered, upon delivery.

         SECTION 8.  Miscellaneous.

         (a) No amendment of any provisions of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Secured Creditor, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Secured Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No failure on the part of the Secured Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Creditor provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

         (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceabilty with invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision on any other jurisdiction.

         (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the obligations and (ii) be binding on the Pledgor and its assigns and shall inure, together with all rights and remedies of the Secured Creditor hereunder, to the benefit of the Secured Creditor and its successors, transferees and assigns.

         (e) Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Secured Creditor will, upon the Pledgor's request and at the Pledgor's expense,
(A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

         (f) This Agreement shall be governed by and construed in accordance with the law of the State of Kentucky, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of Kentucky.

         IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered as of the date first above written.

                                    THOROUGHBRED INTERESTS, INC.

                                    By:  /s/ James D. Tilton
                                    Name: James D. Tilton, Jr.
                                    Title:  President

                                   EXHIBIT "A"

1.       25% of Saint Damien -a 2 year old colt
2.       100% of Given to Fly -a 2 year old colt
3.       60% of Graham Point -a 2 year old colt
4.       60% of Defending Honor -a 2 year old colt
5.       35% of Wooglin -a 2 year old colt
6.       Allen's Prospect/Goldfinch Filly Dafodilly -a yearling filly
7.       Devil's Sword -a yearling colt
8.       Party Manners/Bid to the Mint -a yearling colt
9.       Green Dancer/Puff O Luck -a yearling colt
10.      Cryptoclearance/Dime Baby -a yearling filly
11.      K.O. Punch/Endicotta Ridge -a yearling filly
12.      Glitterman/Willing Partner -a yearling colt
13.      Allen's Prospect/Bobaloubar -a yearling filly
14.      Wild Zone/Galleria -a yearling filly
15.      Allen's Prospect/Hallow Wean -a yearling filly
16.      Allen's Prospect/Mississippi Lights -a yearling colt